Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Reports

Second Quarter 2022 Results

LEAWOOD, KANSAS - (August 4, 2022) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), today reported results for the second quarter ended June 30, 2022.

Second Quarter Summary

●	Total revenues grew to $1,166.4 million compared to $444.7 million for the second quarter of 2021.
●	Net loss improved to $121.6 million compared to a net loss of $344.0 million for the second quarter of 2021.
●	Adjusted EBITDA improved by $257.5 million to a positive $106.7 million compared to a loss of $150.8 million for the second quarter of 2021.
●	Net cash used in operating activities for the quarter was $(76.6) million.
●	Operating Cash (Burn) Generated[1] for the quarter was a positive $52.0 million, compared to an Operating Cash (Burn) Generated of $(126.8) million for the second quarter of 2021 (non-GAAP).
●	Available liquidity at June 30, 2022 was $1,176.3 million.

Adam Aron AMC Entertainment Chairman & CEO said, “AMC just completed a spectacularly encouraging second quarter that boosts our mood and brightens our prospects as we look ahead. Total Revenue in the second quarter of 2022 was more than two and a half times the revenue of the second quarter a year ago, and Adjusted EBITDA of a positive $106.7 million compares ever so favorably to a loss a year back in Adjusted EBITDA of a $150.8 million. That is a $257.5 million improvement in only twelve months. In addition, we achieved positive Operating Cash (Burn) Generated1 of $52.0 million, a $178.8 million improvement from 2021’s second quarter. Our Q2 2022 results, in our minds, prove once again what we have long said, that as Hollywood releases movies with broad consumer appeal, people will flock to see them at movie theatres in huge and eye-popping numbers. In the second quarter of 2022, AMC had attendance of 59 million people at our theatres globally, up 168% from the 22 million attendees in the same quarter a year ago. So, we would like to extend a special thank you to Doctor Stephen Strange, Tom “Maverick” Cruise, Elvis Presley, and all those hungry people-eating Jurassic dinosaurs who graced our big screens in the quarter.”

Aron continued, “It is similarly exciting that AMC is driving so much additional revenue per patron, including in our high-margin food and beverage business. At our AMC theatres in the United States, Food & Beverage spending per patron was $7.52 versus $5.58 in the comparable pre-pandemic quarter of 2019, up 34.8%. Internationally, F&B revenue per patron in these periods was up 21.5%. Globally, our Other Revenues per patron were $2.01 in Q2 of 2022 versus $1.22 in Q2 of 2019, also up a healthy 64.8%.”

Aron added, “In our unique circumstance, while our loss per share benefits from improved operating results, it is also impacted by our quarterly marking to market of the volatile share price of Hycroft Mining Company. Because of stock price swings, in the second quarter of 2022 we wrote down much of the large gains that were booked in the first quarter. While our reported losses will continue to be impacted by market price volatility, we continue to believe

1 Operating Cash (Burn) Generated is a non-GAAP metric that represents cash burned or generated before debt servicing costs and before deferred rent payback strongly in the potential value of our $28 million Hycroft Mining investment. In fact, Hycroft just announced it would commence its largest drilling exploration program in nearly a decade, and we have every confidence that over time our investment in Hycroft will pan out to be golden.”

Aron concluded, “Looking ahead, we could not be more bullish about the probability of significantly improving operating results for AMC, beginning with Q4 of 2022 and continuing in 2023. As but two examples of let the good times roll, attendance in the just-completed month of July 2022 saw the highest number of guests visit AMC’s U.S. theatres since December of 2019, and our preliminary July food and beverage revenue numbers appear to be the biggest single-month figure at our U.S. theatres in our company’s entire 102-year history. For full transparency, there is a dearth of new big movie titles being released in August and September, so things will slow for several weeks, but then comes Q4. Talk about star power, these movies and more will all grace our screens at AMC in Q4 of 2022: Jamie Lee Curtis in HALLOWEEN ENDS; Julia Roberts and George Clooney in TICKET TO PARADISE; Dwayne Johnson, Pierce Brosnan and Viola Davis in BLACK ADAM; Jessica Chastain, Anne Hathaway and Sir Anthony Hopkins in ARMAGEDDON TIME; Margot Robbie, Christian Bale and Robert De Niro in AMSTERDAM; Tom Hanks in A MAN CALLED OTTO; Brad Pitt and Margot Robbie in BABYLON; oh, and don’t forget the ever so much anticipated sequels to BLACK PANTHER, SHAZAM and AVATAR. So too should the movie slate for 2023 make us smile. Our current internal forecast is that the 2023 domestic box office, the basic metric suggesting the health of theatrical exhibition both in the U.S. and globally, will be billions of dollars larger than that of 2022. We look forward to Q4 of 2022 and calendar year 2023 with glee.”

Key Financial Results (presented in millions, except operating data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change		2022	2021	Change
GAAP Results
Revenue	$1,166.4	$444.7	**	%	$1,952.1	$593.0	**	%
Net loss	$(121.6)	$(344.0)	$222.4		$(459.0)	$(911.2)	$452.2
Net cash used in operating activities	$(76.6)	$(233.8)	$157.2		$(371.6)	$(546.7)	$175.1
Net loss for basic and diluted loss per share	$(0.24)	$(0.71)	$0.47		$(0.89)	$(2.07)	$1.18
Non-GAAP Results*
Total revenues (2021 constant currency adjusted)	$1,199.1	$444.7	**	%	$1,997.5	$593.0	**	%
Adjusted EBITDA	$106.7	$(150.8)	**	%	$45.0	$(445.5)	**	%
Adjusted EBITDA (2021 constant currency adjusted)	$108.4	$(150.8)	**	%	$45.6	$(445.5)	**	%
Free cash flow	$(117.0)	$(251.7)	$134.7		$(446.8)	$(576.5)	$129.7
Adjusted diluted loss per share	$(0.20)	$(0.71)	$0.51		$(0.71)	$(2.07)	$1.36
Operating Metrics
Attendance (in thousands)	59,129	22,068	**	%	98,204	28,865	**	%
U.S. markets attendance (in thousands)	43,501	17,801	**	%	69,293	24,040	**	%
International markets attendance (in thousands)	15,628	4,267	**	%	28,911	4,825	**	%
Average screens	10,148	8,890	14.2%		10,123	7,812	29.6%

* Please refer to the tables included later in this press release for definitions and full reconciliations of non-U.S. GAAP financial measures.

** Percentage change in excess of 100%.

Balance Sheet, Cash and Liquidity

Cash at June 30, 2022 was $965.2 million excluding restricted cash of $22.7 million. AMC currently has liquidity availability of more than $1.17 billion (including cash and undrawn revolver lines), however the Company does not anticipate the need to borrow under the revolver lines during the next twelve months.

During May of 2022, the Company repurchased $72.5 million aggregate principal amounts of the Second Lien Notes due 2026 for $50.0 million and recorded a gain on extinguishment of $38.6 million in other expense (income). Accrued interest of $3.1 million was paid in connection with the repurchases.

AMC Preferred Equity Unit Dividend

On August 4, 2022, AMC announced the declaration of a special dividend of one AMC Preferred Equity Unit (an “AMC Preferred Equity Unit”) for each share of AMC Class A common stock, par value $0.01 per share (the “Common Stock”), outstanding at the close of business on August 15, 2022, the record date. The special dividend is expected to be paid at the close of business on August 19, 2022.

AMC expects the AMC Preferred Equity Units to trade on the New York Stock Exchange (“NYSE”) under the symbol “APE”. Each AMC Preferred Equity Unit is designed to have the same economic and voting rights as one share of Common Stock.

The ex-dividend date will be August 22, 2022 (i.e., the first business day after the payment date of the dividend). The AMC Preferred Equity Unit dividend is expected to be paid as of the close of business on August 19, 2022. The NYSE has established August 22, 2022 as the ex-dividend date. If an investor sells our Common Stock before the ex-dividend date (August 22, 2022), they will not be entitled to the AMC Preferred Equity Unit. Alternatively, if a person buys our Common Stock before the ex-dividend date, (August 22, 2022), they will be entitled to receive the AMC Preferred Equity Unit dividend.

Shareholders will receive one AMC Preferred Equity Unit for each share of AMC common stock owned. Based on 516,820,595 issued and outstanding Common Stock, the Company expects to issue a dividend of 516,820,595 AMC Preferred Equity units.

Each AMC Preferred Equity Unit is designed to have the same rights as a share of AMC common stock and is convertible into AMC common stock in the future if the Company proposes and its equity investors so approve.

Investors should note that on the ex-dividend date, August 22, 2022 the price of AMC Common Stock is likely to decline to reflect the fact that shares purchased on or after such date would no longer be entitled to the dividend. This is similar to what occurs in a stock split.

The AMC Preferred Equity Unit dividend is exclusively for shareholders of the 516,820,595 issued and outstanding AMC Common shares and offers AMC investors another investment vehicle to participate in AMC’s recovery and growth. In addition, and importantly, the AMC Preferred Equity Units will provide AMC with a currency that can be used in the future to strengthen our balance sheet, including debt repayments, and provide capital for shareholder value-enhancing and transformative investment opportunities.

Webcast Information

The Company will host a webcast for investors and other interested parties beginning at 4:00 p.m. CDT/5:00 p.m. EDT on Thursday, August 4, 2022. To listen to the webcast, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 950 theatres and 10,600 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance and box office levels, our liquidity, and the dividend of AMC Preferred Equity Units, the market therefor and potential conversion thereof. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the potential impact of AMC’s existing or potential lease defaults; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants; motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release window; AMC Stubs A-List not meeting anticipated revenue projections; general and international economic, political, regulatory and other risks; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended June 30, 2022 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2022 and June 30, 2021

(dollars in millions, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
Admissions	$651.0	$233.0	$1,094.8	$302.5
Food and beverage	396.7	161.5	649.2	211.6
Other theatre	118.7	50.2	208.1	78.9
Total revenues	1,166.4	444.7	1,952.1	593.0

Operating costs and expenses
Film exhibition costs	328.7	98.9	518.5	120.9
Food and beverage costs	64.6	26.3	107.2	36.0
Operating expense, excluding depreciation and amortization below	402.2	246.2	747.0	425.9
Rent	222.4	205.5	445.6	397.6
General and administrative:
Merger, acquisition and other costs	(0.3)	4.3	0.1	11.0
Other, excluding depreciation and amortization below	67.5	54.4	120.6	106.2
Depreciation and amortization	97.4	105.7	196.1	219.8
Operating costs and expenses	1,182.5	741.3	2,135.1	1,317.4

Operating loss	(16.1)	(296.6)	(183.0)	(724.4)
Other expense (income):
Other expense (income)	(43.7)	(42.7)	92.6	(60.1)
Interest expense:
Corporate borrowings	79.5	88.1	161.5	239.6
Finance lease obligations	1.0	1.4	2.2	2.8
Non-cash NCM exhibitor services agreement	9.8	9.4	19.0	19.3
Equity in loss of non-consolidated entities	1.0	2.7	6.1	5.5
Investment expense (income)	57.3	(6.3)	(6.1)	(8.3)
Total other expense, net	104.9	52.6	275.3	198.8

Net loss before income taxes	(121.0)	(349.2)	(458.3)	(923.2)
Income tax provision (benefit)	0.6	(5.2)	0.7	(12.0)
Net loss	(121.6)	(344.0)	(459.0)	(911.2)
Less: Net loss attributable to noncontrolling interests	—	(0.4)	—	(0.7)
Net loss attributable to AMC Entertainment Holdings, Inc.	$(121.6)	$(343.6)	$(459.0)	$(910.5)

Diluted loss per share	$(0.24)	$(0.71)	$(0.89)	$(2.07)

Average shares outstanding diluted (in thousands)	516,821	480,731	516,368	440,644

Consolidated Balance Sheet Data (at period end):

(dollars in millions)

(unaudited)

	As of	As of
	June 30, 2022	December 31, 2021
Cash and cash equivalents	$965.2	$1,592.5
Corporate borrowings	5,378.2	5,428.0
Other long-term liabilities	134.2	165.0
Finance lease liabilities	61.9	72.7
Total AMC Entertainment Holdings, Inc.'s stockholders' deficit	(2,326.8)	(1,789.5)
Total assets	9,818.3	10,821.5

Consolidated Other Data:

(in millions, except operating data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Consolidated	2022	2021	2022	2021
Net cash used in operating activities	$(76.6)	$(233.8)	$(371.6)	$(546.7)
Net cash used in investing activities	$(48.0)	$13.5	$(102.9)	$(2.5)
Net cash provided by (used in) financing activities	$(59.7)	$1,212.2	$(136.0)	$2,066.9
Free cash flow	$(117.0)	$(251.7)	$(446.8)	$(576.5)
Capital expenditures	$(40.4)	$(17.9)	$(75.2)	$(29.8)
Screen additions	30	19	37	51
Screen acquisitions	80	62	110	62
Screen dispositions	36	39	154	102
Construction openings (closures), net	(15)	(8)	(3)	(2)
Average screens	10,148	8,890	10,123	7,812
Number of screens operated	10,552	10,452	10,552	10,452
Number of theatres operated	947	928	947	928
Number of circuit screens	10,552	10,552	10,552	10,552
Number of circuit theatres	947	947	947	947
Circuit Screens per theatre	11.1	11.1	11.1	11.1
Attendance (in thousands)	59,129	22,068	98,204	28,865

Segment Other Data:

(in millions, except per patron amounts and operating data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Other operating data:
Attendance (patrons, in thousands):
U.S. markets	43,501	17,801	69,293	24,040
International markets	15,628	4,267	28,911	4,825
Consolidated	59,129	22,068	98,204	28,865

Average ticket price (in dollars):
U.S. markets	$11.52	$10.90	$11.72	$10.77
International markets	$9.59	$9.12	$9.78	$9.02
Consolidated	$11.01	$10.56	$11.15	$10.48

Food and beverage revenues per patron (in dollars):
U.S. markets	$7.52	$7.91	$7.52	$7.84
International markets	$4.44	$4.85	$4.42	$4.81
Consolidated	$6.71	$7.32	$6.61	$7.33

Average Screen Count (month end average):
U.S. markets	7,664	7,594	7,643	6,995
International markets	2,484	1,296	2,480	817
Consolidated	10,148	8,890	10,123	7,812

Segment Information:

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
U.S. markets	$907.9	$374.8	$1,471.0	$512.0
International markets	258.5	69.9	481.1	81.0
Consolidated	$1,166.4	$444.7	$1,952.1	$593.0

Adjusted EBITDA
U.S. markets	$94.4	$(118.0)	$51.0	$(318.4)
International markets	12.3	(32.8)	(6.0)	(127.1)
Consolidated	$106.7	$(150.8)	$45.0	$(445.5)

Capital Expenditures
U.S. markets	$30.3	$13.8	$51.4	$20.4
International markets	10.1	4.1	23.8	9.4
Consolidated	$40.4	$17.9	$75.2	$29.8

Reconciliation of Adjusted EBITDA (1):

(dollars in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(121.6)	$(344.0)	$(459.0)	$(911.2)
Plus:
Income tax provision (benefit)	0.6	(5.2)	0.7	(12.0)
Interest expense	90.3	98.9	182.7	261.7
Depreciation and amortization	97.4	105.7	196.1	219.8
Certain operating expense (income) (2)	3.9	(4.0)	6.2	(1.7)
Equity in loss of non-consolidated entities	1.0	2.7	6.1	5.5
Cash distributions from non-consolidated entities (3)	0.9	—	1.6	0.3
Attributable EBITDA (4)	(0.2)	0.7	—	(0.1)
Investment expense (income) (5)	57.3	(6.3)	(6.1)	(8.3)
Other expense (income) (6)	(35.1)	(0.3)	104.7	(5.1)
Other non-cash rent benefit (7)	(6.9)	(11.7)	(14.0)	(19.2)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	(0.3)	4.3	0.1	11.0
Stock-based compensation expense (9)	19.4	8.4	25.9	13.8
Adjusted EBITDA (1)	$106.7	$(150.8)	$45.0	$(445.5)

Rent	$222.4	$205.5	$445.6	$397.6

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Attributable EBITDA

(dollars in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Equity in loss of non-consolidated entities	$1.0	$2.7	$6.1	$5.5
Less:
Equity in loss of non-consolidated entities excluding International theatre joint ventures	0.1	0.3	0.4	1.5
Equity in (loss) of International theatre joint ventures	(0.9)	(2.4)	(5.7)	(4.0)
Income tax provision (benefit)	—	0.1	—	(0.1)
Investment expense	0.2	—	0.2	—
Interest expense	—	0.2	—	0.2
Impairment of long-lived assets	—	—	4.2	—
Depreciation and amortization	0.5	2.7	1.3	3.6
Other expense	—	0.1	—	0.2
Attributable EBITDA	$(0.2)	$0.7	$—	$(0.1)
5)	Investment expense (income) during the three months ended June 30, 2022 includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $27.8 million and deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $20.0 million. During the three months ended June 30, 2022, investment expense (income) includes deterioration in estimated fair value of our investment in NCM of $9.6 million.

Investment expense (income) during the six months ended June 30, 2022 includes appreciation in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $(1.0) million and appreciation in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $(15.1) million. During the six months ended June 30, 2022, investment expense (income) includes deterioration in estimated fair value of our investment in NCM of $9.5 million.

6)	Other expense (income) during the three months ended June 30, 2022, includes gain on debt extinguishment of $38.6 million and foreign currency transaction losses of $3.6 million. During the three months ended June 30, 2021, other expense (income) included estimated credit income of $3.7 million related to decreases in contingent lease guarantees, partially offset by foreign currency transaction losses of $3.4 million.

Other expense (income) during the six months ended June 30, 2022, included loss on debt extinguishment of $96.4 million and foreign currency transaction losses of $8.4 million. During the six months ended June 30, 2021, other expense (income) included foreign currency transaction gains of $0.4 million and estimated credit income of $5.7 million related to decreases in contingent lease guarantees, partially offset by financing fees of $1.0 million primarily related to deferred financing cost write-off for the Odeon revolving credit facility.

7)	Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

Reconciliation of Operating Cash (Burn) Generated (1) and Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net cash used in operating activities	$(76.6)	$(233.8)	$(371.6)	$(546.7)
Plus: total capital expenditures	(40.4)	(17.9)	(75.2)	(29.8)
Less: Cash interest paid	116.2	72.5	178.7	98.7
Repayment of deferred lease amounts (2)	52.8	52.4	96.2	29.4
Operating cash (burn) generated (1)	$52.0	$(126.8)	$(171.9)	$(448.4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net cash used in operating activities	$(76.6)	$(233.8)	$(371.6)	$(546.7)
Plus: total capital expenditures	(40.4)	(17.9)	(75.2)	(29.8)
Free cash flow (1)	$(117.0)	$(251.7)	$(446.8)	$(576.5)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (4)	$18.7	$4.7	$28.2	$7.3
Maintenance capital expenditures (3)	23.0	13.7	37.5	19.8
Change in construction payables (5)	(1.3)	(0.5)	9.5	2.7
Total capital expenditures	$40.4	$17.9	$75.2	$29.8

1)	We present “Operating Cash (Burn) Generated” and “Free Cash Flow” as supplemental measures of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of Operating Cash Burn is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for interest expense and the deferral or repayment of lease amounts that were due and not paid during the COVID-19 pandemic. Therefore, we believe it is important to view operating cash burn and free cash flow as supplemental to our entire statement of cash flows. The term Operating Cash (Burn) Generated and Free Cash Flow may differ from similar measures reported by other companies.

2)	(Deferral) repayment of deferred lease amounts represent those lease amounts that were due and not paid during the COVID-19 pandemic. Their impact is excluded from operating cash burn to provide a more normalized cash rent payment stream.

3)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

4)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

5)	Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

Select Consolidated Constant Currency Financial Data (see Note 10):

Three and Six Months Ended June 30, 2022

(dollars in millions) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022			June 30, 2022
	Constant Currency (10)			Constant Currency (10)
	US	International	Total	US	International	Total
Revenues
Admissions	$501.2	$168.8	$670.0	$812.0	$309.5	$1,121.5
Food and beverage	327.3	78.0	405.3	521.3	139.8	661.1
Other theatre	79.4	44.4	123.8	137.7	77.2	214.9
Total revenues	907.9	291.2	1,199.1	1,471.0	526.5	1,997.5

Operating costs and expenses
Film exhibition costs	268.7	67.6	336.3	407.4	121.8	529.2
Food and beverage costs	47.8	18.9	66.7	76.5	33.6	110.1
Operating expense	295.4	120.1	415.5	536.4	229.8	766.2
Rent	167.1	62.3	229.4	333.4	122.6	456.0
General and administrative:
Merger, acquisition and other costs	0.4	(0.8)	(0.4)	0.6	(0.6)	—
Other	49.5	20.3	69.8	84.7	39.1	123.8
Depreciation and amortization	76.3	23.7	100.0	151.9	48.2	200.1
Operating costs and expenses	905.2	312.1	1,217.3	1,590.9	594.5	2,185.4

Operating income (loss)	2.7	(20.9)	(18.2)	(119.9)	(68.0)	(187.9)
Other expense (income)	(38.8)	(5.1)	(43.9)	94.9	(2.3)	92.6
Interest expense	71.6	20.5	92.1	144.1	41.3	185.4
Equity in loss of non-consolidated entities	0.5	0.6	1.1	0.8	5.4	6.2
Investment expense (income)	57.3	—	57.3	(6.1)	—	(6.1)
Total other expense, net	90.6	16.0	106.6	233.7	44.4	278.1
Loss before income taxes	(87.9)	(36.9)	(124.8)	(353.6)	(112.4)	(466.0)
Income tax provision	0.2	0.5	0.7	0.3	0.5	0.8
Net loss	(88.1)	(37.4)	(125.5)	(353.9)	(112.9)	(466.8)

Attendance	43,501	15,628	59,129	69,293	28,911	98,204
Average Screens	7,664	2,484	10,148	7,643	2,480	10,123
Average Ticket Price	$11.52	$10.80	$11.33	$11.72	$10.71	$11.42
Food and Beverage Revenues per patron	$7.52	$4.99	$6.85	$7.52	$4.84	$6.73
Other Revenues per patron	$1.83	$2.84	$2.09	$1.99	$2.67	$2.19

Select Consolidated Constant Currency Financial Data (see Note 11):

Three Months Ended June 30, 2022

(dollars in millions) (unaudited)

	Three Months Ended
	June 30, 2022
	Constant Currency (11)
	US	International	Total
Revenues
Admissions	$501.2	$155.9	$657.1
Food and beverage	327.3	72.0	399.3
Other theatre	79.4	40.8	120.2
Total revenues	907.9	268.7	1,176.6

Operating costs and expenses
Film exhibition costs	268.7	62.5	331.2
Food and beverage costs	47.8	17.5	65.3
Operating expense	295.4	111.0	406.4
Rent	167.1	57.6	224.7
General and administrative:
Merger, acquisition and other costs	0.4	(0.7)	(0.3)
Other	49.5	18.6	68.1
Depreciation and amortization	76.3	21.9	98.2
Operating costs and expenses	905.2	288.4	1,193.6

Operating income (loss)	2.7	(19.7)	(17.0)
Other expense (income)	(38.8)	(4.9)	(43.7)
Interest expense	71.6	19.4	91.0
Equity in loss of non-consolidated entities	0.5	0.5	1.0
Investment expense (income)	57.3	—	57.3
Total other expense, net	90.6	15.0	105.6
Loss before income taxes	(87.9)	(34.7)	(122.6)
Income tax provision	0.2	0.4	0.6
Net loss	(88.1)	(35.1)	(123.2)

Attendance	43,501	15,628	59,129
Average Screens	7,664	2,484	10,148
Average Ticket Price	$11.52	$9.98	$11.11
Food and Beverage Revenues per patron	$7.52	$4.61	$6.75
Other Revenues per patron	$1.83	$2.61	$2.03

Reconciliation of Consolidated Constant Currency Adjusted EBITDA (see Note 10):

Three and Six Months Ended June 30, 2022

(dollars in millions) (unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
	Constant Currency (10)	Constant Currency (10)
Net loss	$(125.5)	$(466.8)
Plus:
Income tax provision	0.7	0.8
Interest expense	92.1	185.4
Depreciation and amortization	100.0	200.1
Certain operating expense (2)	3.9	6.3
Equity in loss of non-consolidated entities	1.1	6.2
Cash distributions from non-consolidated entities (3)	0.9	1.6
Attributable EBITDA (4)	(0.2)	0.1
Investment expense (income) (5)	57.3	(6.1)
Other expense (income) (6)	(34.3)	105.8
Other non-cash rent benefit (7)	(6.9)	(14.0)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	(0.4)	—
Stock-based compensation expense (9)	19.7	26.2
Adjusted EBITDA (1)	$108.4	$45.6

Adjusted EBITDA (in millions) (1)
U.S. markets	$94.4	$51.0
International markets	14.0	(5.4)
Total Adjusted EBITDA (1)	$108.4	$45.6

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Constant Currency Attributable EBITDA

(dollars in millions) (unaudited)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2022	2022
	Constant Currency	Constant Currency
Equity in loss of non-consolidated entities	$1.1	$6.2
Less:
Equity in loss of non-consolidated entities excluding international theatre joint ventures	—	0.3
Equity in (loss) of International theatre joint ventures	(1.1)	(5.9)
Investment expense	0.3	0.3
Impairment of long-lived assets	—	4.3
Depreciation and amortization	0.6	1.4
Attributable EBITDA	$(0.2)	$0.1

5)	Investment expense (income) during the three months ended June 30, 2022 includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $27.8 million and deterioration is estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $20.0 million. During the three months ended June 30, 2022, investment expense (income) includes deterioration in estimated fair value of our investment in NCM of $9.6 million.

Investment expense (income) during the six months ended June 30, 2022 includes appreciation in estimated fair value of the Company’s investment in common shares of Hycroft Mining Holding Corporation of $(1.0) million and appreciation in estimated fair value of the Company’s investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $(15.1) million. During the six months ended June 30, 2022, investment expense (income) includes deterioration in estimated fair value of the Company’s investment in NCM of $9.5 million.

6)	Other expense (income) during the three months ended June 30, 2022, includes gain on debt extinguishment of $38.6 million and foreign currency transaction losses of $3.6 million. During the three months ended June 30, 2021, other expense (income) included estimated credit income of $3.7 million related to decreases in contingent lease guarantees, partially offset by foreign currency transaction losses of $3.4 million.

Other expense (income) during the six months ended June 30, 2022, included loss on debt extinguishment of $96.4 million and foreign currency transaction losses of $8.4 million. During the six months ended June 30, 2021, other expense (income) included foreign currency transaction gains of $0.4 million and estimated credit income of $5.7 million related to decreases in contingent lease guarantees, partially offset by financing fees of $1.0 million primarily related to deferred financing cost write-off for the Odeon revolving credit facility.

7)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as it is non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

10)	The International segment information for the three and six months ended June 30, 2022 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2021. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

11)	The International segment information for the three months ended June 30, 2022 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2019. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Adjusted Net Loss and Adjusted Loss Per Common share:

For the Three and Six Months Ended June 30, 2022 and June 30, 2021

(dollars in millions, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to AMC Entertainment Holdings, Inc.	$(121.6)	$(343.6)	$(459.0)	$(910.5)
Calculation of adjusted net loss for basic and diluted loss per share:
Loss (Gain) on extinguishment of debt	(38.6)	—	96.4	—
Marked-to-market loss (gain) on investments	57.4	—	(6.6)	—
Adjusted net loss for basic and diluted loss per share	$(102.8)	$(343.6)	$(369.2)	$(910.5)

Denominator (shares in thousands):
Weighted average shares for basic and diluted loss per common share	516,821	480,731	516,368	440,644

Adjusted basic loss per common share	$(0.20)	$(0.71)	$(0.71)	$(2.07)
Adjusted diluted loss per common share	$(0.20)	$(0.71)	$(0.71)	$(2.07)

We present adjusted net loss for basic and diluted loss per share and adjusted basic and diluted net loss per common share as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a year-over-year normalized basis. Adjusted net loss for basic and diluted loss per share eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. Adjusted net loss per (basic and diluted) common share is adjusted net loss (for basic and diluted purposes) divided by weighted average basic and diluted shares outstanding. Weighted average shares for diluted purposes include common equivalents for restricted stock units (“RSUs”), performance stock units (“PSUs”), and special performance stock units (“SPSUs”). The impact of RSUs, PSUs, and SPSUs was anti-dilutive in each period. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net loss and adjusted net loss per common share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net loss and adjusted net loss per common share (basic and diluted) should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net loss and adjusted net loss per common share are non-U.S. GAAP financial measures and should not be construed as alternatives to net loss and loss per common share (basic and diluted) as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net loss and adjusted net loss per common share (basic and diluted) may not be comparable to similarly titled measures reported by other companies.

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